THIRD SUPPLEMENTAL INDENTURE

This THIRD SUPPLEMENTAL INDENTURE (this “Third Supplemental Indenture”) is dated as of May 7, 2007, among BERRY PLASTICS HOLDING CORPORATION (or its successor) (the “Company”), WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as trustee under the indenture referred to below (the “Trustee”), ROLLPAK ACQUISITION CORPORATION and ROLLPAK CORPORATION (each, a “New Guarantor” and collectively, the “New Guarantors”).

W I T N E S S E T H :

WHEREAS, BPC Acquisition Corp. has heretofore executed and delivered to the Trustee an indenture dated as of September 20, 2006 (as supplemented by the first supplemental indenture dated as of September 20, 2006 by and among the Company (formerly known as BPC Holding Corporation), BPC Acquisition Corp., the guarantors party thereto and the Trustee and the second supplemental indenture dated as of April 3, 2007, among the Company, the guarantors party thereto and the Trustee, and as further amended, supplemented or otherwise modified, the “Indenture”), providing for the issuance of the Company’s 11% Senior Subordinated Notes due 2016 (the “Securities”) in the aggregate principal amount of $425,000,000;

WHEREAS, the Company has entered into that certain Stock Purchase Agreement dated as of March 30, 2007 (the “Stock Purchase Agreement”) with the Sellers identified therein, pursuant to which the Company purchased (the “Stock Purchase”) all of the issued and outstanding capital stock of Rollpak Acquisition Corporation which, in turn, owns 100% of the issued and outstanding capital stock of Rollpak Corporation;

WHEREAS, upon the effectiveness of the Stock Purchase, each New Guarantor shall be a Restricted Subsidiary of the Company;

WHEREAS, Section 4.11 of the Indenture provides that the Company shall cause each Restricted Subsidiary that is a Domestic Subsidiary that guarantees any indebtedness of the Company or any of its Restricted Subsidiaries, to execute and deliver to the Trustee a supplemental indenture pursuant to which such Restricted Subsidiary shall guarantee payment of the Securities;

WHEREAS, as of the date hereof, each New Guarantor will guarantee indebtedness of the Company under the following agreements: (i) the Amended and Restated Revolving Credit Agreement dated as of April 3, 2007 among the Company (as successor to Covalence Specialty Materials Corp.), Berry Plastics Group, Inc. (“Holdings”), certain domestic subsidiaries of the Company party thereto from time to time, the lenders party thereto from time to time, Bank of America, N.A., as Collateral Agent and Administrative Agent and the other financial institutions party thereto, (ii) the Second Amended and Restated Term Loan Credit Agreement dated as of April 3, 2007, among the Company (as successor to Covalence Specialty Materials Corp.), Holdings, the lenders party thereto from time to time, Credit Suisse, Cayman

Islands Branch, as Collateral Agent and Administrative Agent and the other financial institutions party thereto, (iii) the indenture among Covalence Specialty Materials Corp., certain Guarantors and the Trustee dated as of February 16, 2006 (as supplemented by the first supplemental indenture dated as of April 3, 2007 among Covalence Specialty Materials Corp., the guarantors party thereto and the Trustee and the second supplemental indenture dated as of April 3, 2007, among Covalence Specialty Materials Corp., the Company, the guarantors party thereto and the Trustee, and as further amended, supplemented or otherwise modified), providing for the issuance of 10¼% Senior Subordinated Notes due 2016 in the aggregate principal amount of $265,000,000, and (iv) the indenture dated as of September 20, 2006 between BPC Acquisition Corp. and the Trustee (as supplemented by the first supplemental indenture dated as of September 20, 2006 by and among the Company (formerly known as BPC Holding Corporation), BPC Acquisition Corp., the guarantors party thereto and the Trustee and the second supplemental indenture dated as of April 3, 2007, among the Company, the guarantors party thereto and the Trustee, and as further amended, supplemented or otherwise modified), providing for the issuance of the Company’s 8 7/8 % Second Priority Senior Secured Fixed Rate Notes due 2014 in the aggregate principal amount of $525,000,000 and Second Priority Senior Secured Floating Rate Notes due 2014 in the aggregate principal amount of $225,000,000, and therefore is required to guarantee payment of the Securities;

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee, the Company and the New Guarantors are authorized to execute and deliver this Third Supplemental Indenture;

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantors, the Company, and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Securities as follows:

1. Definitions.  Capitalized terms used herein and not defined herein have the meanings ascribed to such terms in the Indenture.

2. Agreement to Guarantee.  Each New Guarantor hereby agrees, jointly and severally with all existing Guarantors, to unconditionally guarantee the Company’s obligations under the Securities and the Indenture on the terms and subject to the conditions set forth in Articles 11 and 12 of the Indenture and to be bound by all other applicable provisions of the Indenture and the Securities and to perform all of the obligations and agreements of a Guarantor under the Indenture.

3. Notices.  All notices or other communications to the New Guarantors shall be given as provided in Section 13.02 of the Indenture.

4. Ratification of Indenture; Third Supplemental Indenture Part of Indenture.  Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.  This Third Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.

5. Governing Law.  THIS THIRD SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

6. Trustee Makes No Representation.  The Trustee makes no representation as to the validity or sufficiency of this Third Supplemental Indenture.

7. Counterparts.  The parties may sign any number of copies of this Third Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.

8. Effect of Headings.  The Section headings herein are for convenience only and shall not effect the construction thereof.

IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed as of the date first above written.

THE NEW GUARANTORS:

ROLLPAK ACQUISITION CORPORATION

By: /s/  Jeffrey Thompson________________
Name: Jeffrey Thompson
Title: Authorized Signatory

ROLLPAK CORPORATION

By: /s/  Jeffrey Thompson________________
Name: Jeffrey Thompson
Title: Authorized Signatory

BERRY PLASTICS HOLDING CORPORATION

By:/s/  Jeffrey Thompson___________________
Name: Jeffrey Thompson
Title: Authorized Signatory

WELLS FARGO BANK, NATIONAL ASSOCIATION, AS TRUSTEE

By:       /s/  Joseph P. O’Donnell
Name: Joseph P. O’Donnell
Title: Vice President